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                                                                     Exhibit 3.1
                            ARTICLES OF INCORPORATION
                                       of
                         CARDINAL FINANCIAL CORPORATION

         The undersigned does hereby establish a stock corporation under and by virtue of the provisions of the Virginia Stock Corporation Act, Chapter 9, Title 13.1, of the 1950 Code of Virginia and acts amendatory thereof, for the purposes and under the corporate name hereinafter mentioned, and to that end, does, by these Articles of Incorporation, set forth the following:

                                    ARTICLE I

The name of the Corporation is Cardinal Financial Corporation.
                                   ARTICLE II

         The nature of the business and the purposes to be conducted and promoted by the Corporation, that shall be in addition to the authority of the Corporation to engage in any lawful act or activity for which corporations may be organized under the Virginia Stock Corporation Act and acts amendatory thereof, are to buy or otherwise acquire, own, manage, and sell, or otherwise dispose of shares of capital stock and other securities of banks and other corporations. In addition, the Corporation shall have the power to transact, promote or carry on any business of any character that is not prohibited by law or required to be stated in the articles.

         The foregoing provisions of this Article II shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article in these articles of incorporation; provided that the Corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within the Commonwealth of Virginia that, under the laws thereof, the Corporation may not lawfully conduct, promote or exercise.

                                   ARTICLE III

         The address of the registered office of the Corporation shall be 11350 Random Hills Road, Fifth Floor, Post Office Box 460, in the County of Fairfax, Virginia 22030, and the name of the initial registered agent for the Corporation shall be John H. Rust, Jr., a member of the Virginia State Bar and a resident of Virginia, and whose address is 11350 Random Hills Road, Fifth Floor, Post Office Box 460, Fairfax, Virginia 22030.

                                   ARTICLE IV

         The Corporation shall have authority to issue 50,000,000 shares of common stock of $1.00 par value per share and 10,000,000 shares of preferred stock of $1.00 par value per share.

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         Common Stock. The holders of common stock shall, to the exclusion of the holders of any other class of stock of the Corporation, have the sole and full power to vote for the election of directors and for all other purposes without limitation except only (i) as otherwise provided in the certificate of serial designation for a particular series of preferred stock, and (ii) as otherwise expressly provided by the then existing statutes of the Commonwealth of Virginia. The holders of common stock shall have one vote for each share of common stock held by them.

         Subject to the provisions of the certificate of serial designation for series of preferred stock, the holders of common stock shall be entitled to receive dividends, if, when and as declared therefor and to the net assets remaining after payment of all liabilities upon voluntary or involuntary liquidation of the Corporation.

         Preferred Stock. Authority is expressly vested in the Board of Directors to divide the preferred stock into series and, within the following, limitations, to fix and determine the relative rights and preferences of the shares of any series so established and to provide for the issuance thereof. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of preferred stock shall be identical except as to the following, relative rights and preferences, as to which there may be variations between different series:

         (a) The rate of dividend, the time of payment and the dates from which dividends shall be cumulative, and the extent of participation rights, if any.

         (b) Any right to vote with the holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action.

         (c) The price at and the terms and conditions on which shares may be redeemed.

         (d) The amount payable upon shares in event of involuntary liquidation.

         (e)   The amount payable upon shares in event of voluntary liquidation.

         (f)   Sinking fund provisions for the redemption or purchase of shares.

         (g) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion. Prior to the issuance of any shares of a series of preferred stock, the Board of Directors shall establish such series by adopting a resolution setting forth the designation and number of shares of the series and the relative rights and preferences thereof to the extent that the variations are permitted by the provisions hereof.

         All series of preferred stock shall rank on a parity as to dividends and assets with all other series according to the respective dividend rates and amounts distributable upon any voluntary or involuntary liquidation of the

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Corporation fixed for each such series and without preference or priority of any series over any other series; but all shares of the preferred stock shall be preferred over the common stock as to both dividends and amounts distributable upon any voluntary or involuntary liquidation of the Corporation. All shares of any one series shall be identical.

         Preemptive Rights. No holder of shares of the stock of any class of the Corporation shall have any preemptive or preferential right to subscribe to or purchase (i) any shares of any class of the stock of the Corporation, whether now or hereafter authorized; or (ii) any securities or obligations of the Corporation convertible into stock of the Corporation, issued or sold; or (iii) any options, warrants or rights to purchase such shares or securities convertible into any such shares.

         Rights, Options or Warrants. Authority is expressly vested in the Board of Directors to create and issue rights, options, or warrants for the purchase of shares of any class of the stock of the Corporation, upon such terms and conditions and for such consideration, if any, and such purposes as the Board of Directors may approve, without the necessity of shareholder approval.

                                    ARTICLE V

         The number of directors shall be fixed by the Bylaws, or, in the absence of a Bylaw fixing the number, the number shall be nine. The directors shall be divided into three classes (A, B, and C) as nearly equal in number as possible. The initial term of office for members of Class A shall expire at the first annual meeting of stockholders after their election; the initial term of office for members of Class B shall expire at the second annual meeting of stockholders after their election; and the initial term of office for members of Class C shall expire at the third annual meeting of stockholders after their election. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, and shall continue to hold office until their respective successors are elected and qualify.

         The initial Board of Directors of the Corporation shall consist of nine persons, and the names and addresses of the persons who are to serve as the Directors of the Corporation and the class to which each director is assigned are as follows:

Class A Directors            Class B Directors                   Class C Directors Wayne W. Broadwater
Nancy K. Falck               Robert M. Barlow 12031 Wright Lane                   1502 Basswood Court
9411 Piscataway Lane Bristow, VA 20136-1613       McLean, VA  22101                   Great Falls, VA
22066
Harvey W. Huntzinger         L. Burwell Gunn, Jr.                Dale B. Peck 139 Dishpan Lane
5525 Beech Ridge Dr.         9111 Tetterton Ave. Stafford, VA 22554                   Fairfax, VA 22030
Vienna, VA  22182
John H. Rust, Jr.            Jones V. Isaac                      James D. Russo 3915 Lake Boulevard
13317 Query Mill Rd.         11304 Taffrail Ct. Annandale, VA 22003                 North Potomac, MD
20878      Reston, VA 20191

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         In the event of any increase or decrease in the number of directors fixed by the Bylaws, all classes of directors shall be increased or decreased as equally as may be possible. Newly-created directorships resulting from an increase by not more than two in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, shall be filled by the affirmative vote of a majority of the directors then in office, whether or not a quorum. Each director so chosen shall hold office until the expiration of the term of the director, if any, whom he has been chosen to succeed or, if none, until the expiration of the term of the class assigned to the additional directorship to which he has been elected, or until his earlier death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Any director or the entire Board of Directors may be removed from office at any time but only for cause and only by the affirmative vote of the holders of more than two-thirds of each class of the voting stock of the Corporation then outstanding at a meeting called for that purpose.

                                   ARTICLE VI

         A. Limitation of Liability. To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages.

         B. Right to Indemnification. The Corporation may indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation.

         C. Prepayment of Expenses. The Corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

         D. Claims. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within sixty (60) days after a written

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claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         E. Non-Exclusivity of Rights. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this certificate of incorporation, the bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         F. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this paragraph.

         G. Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

         H. Indemnification in the Event of Merger or Consolidation. For the purposes of this paragraph, references to the Corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

         I. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this paragraph shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   ARTICLE VII

         A. Amendment to Articles of Incorporation. An amendment to the Articles of Incorporation of the Corporation shall be approved if a majority of the votes entitled to be cast by each voting group entitled to vote on an amendment to the Articles of Incorporation of the Corporation are cast in favor of such action; provided, that, if such amendment shall have been approved by less than two-

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thirds of the directors, holders of more than two-thirds of the issued and outstanding shares of the Corporation's common stock must vote in favor of such action.

         B. Merger, Exchange or Sale. Any mercer or share exchange to which the Corporation is a party or any direct or indirect sale, lease, exchange or other disposition of all or substantially all of the Corporation's property, otherwise than in the usual and regular course of business, shall be approved if a majority of the votes entitled to be cast by each voting group entitled to vote on such transaction are cast in favor thereof; provided, that, if such transaction shall have been approved by less than two-thirds of the directors, holders of more than two-thirds of the issued and outstanding, shares of the Corporation's common stock must vote in favor of such transaction.

         C. Conditions Upon Approval. This Article shall not affect the power of the board of directors to condition its submission of any plan of merger, share exchange, or direct or indirect sale, lease, exchange or other disposition of all or substantially all of the Corporation's property, otherwise than in the usual and regular course of business, on any basis, including the requirement of a greater vote.

         IN WITNESS WHEREOF, I set my signature this 24th day of November, 1997.


                                        /s/ John H. Rust, Jr.
                                        ----------------------------------[SEAL]
                                        John H. Rust, Jr., Incorporator

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